As filed with the Securities and Exchange Commission on April 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4224 Campus Point Court, Suite 210

San Diego, California 92121

(858) 202-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph P. Hagan

Chief Executive Officer

Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, California 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2024

PROSPECTUS

62,500,167 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 62,500,167 shares of our common stock, which includes 17,391,500 shares of our common stock issuable upon the conversion of our Class A-6 convertible preferred stock. An aggregate of 45,108,667 shares of our common stock and 173,915 shares of our non-voting Class A-6 convertible preferred stock (convertible into 17,391,500 shares of our common stock) were sold to the selling stockholders in a private placement that closed on March 14, 2024 (the “Private Placement”).

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RGLS.” On April 8, 2024, the last reported sale price of our common stock was $2.67 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Regulus,” the “Company” and similar designations refer to Regulus Therapeutics Inc.

Company Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing first-in-class drugs targeting microRNAs to treat diseases with significant unmet medical need. We were formed in 2007 when Alnylam Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. contributed significant intellectual property, know-how and financial and human capital to pursue the development of drugs targeting microRNAs pursuant to a license and collaboration agreement. We are currently focused on orphan kidney diseases where microRNA genetic drivers are implicated and there are clear unmet medical needs.

Company Information

We were originally formed as a limited liability company under the name Regulus Therapeutics LLC in the State of Delaware in September 2007. In January 2009, we converted Regulus Therapeutics LLC to a Delaware corporation and changed our name to Regulus Therapeutics Inc. Our principal executive offices are located at 4224 Campus Point Court, Suite 210, San Diego, California 92121, our telephone number is (858) 202-6300 and our website address is www.regulusrx.com. The information contained in or accessible through our website does not constitute part of this prospectus.

The Regulus Therapeutics logo is a trademark of Regulus Therapeutics Inc. We use “Regulus Therapeutics” as a trademark in the United States and other countries. We have registered this trademark in the United States, the European Union and Switzerland. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Private Placement

On March 11, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholders named in this prospectus, pursuant to which we sold and issued the following securities to the selling stockholders in a private placement transaction (the “Private Placement”) which closed on March 14, 2024: (i) 45,108,667 shares of our common stock at a purchase price of $1.60 per share of common stock, and (ii) 173,915 shares of our non-voting Class A-6 convertible preferred stock, in lieu of shares of our common stock, at a price of $160.00 per share. The total purchase price paid by the selling stockholders at the closing was approximately $100.0 million. Each share of non-voting Class A-6 convertible preferred stock is convertible into 100 shares of our common stock, subject to certain beneficial ownership conversion limitations.

Under the terms of the Purchase Agreement, we agreed to prepare and file, within 30 days after the closing of the Private Placement, one or more registration statements with the SEC to register for resale the shares of our common stock issued under the Purchase Agreement and the shares of our common stock issuable upon conversion of the non-voting Class A-6 convertible preferred stock issued pursuant to the Purchase Agreement, and generally to cause the applicable registration statements to become effective within 90 days after the closing.

The Offering

Common stock offered by the selling stockholders	62,500,167 shares(1)

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	RGLS

(1)

Includes 17,391,500 shares of common stock issuable upon conversion of an aggregate of 173,915 shares of Class A-6 convertible preferred stock held by the selling stockholders named in this prospectus.

The selling stockholders named in this prospectus may offer and sell up to 62,500,167 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RGLS.” Shares of our common stock that may be offered under this prospectus are, or in the case of shares underlying the Class A-6 convertible preferred stock, upon conversion thereof in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Class A-6 Convertible Preferred Stock, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholders and the shares of common stock issuable upon conversion of the Class A-6 convertible preferred stock issued in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. For the selling stockholders who are selling shares of common stock issuable upon conversion of Class A-6 convertible preferred stock, the percentage of shares owned after the offering is based on 65,465,251 shares of common stock outstanding as of March 31, 2024 plus the shares of common stock issuable upon conversion of the Class A-6 convertible preferred stock held by such selling stockholder. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Regulus Therapeutics Inc., 4224 Campus Point Court, Suite 210, San Diego, CA 92121.

					After Offering
Name and Address(1)	Number of Shares Beneficially Owned		Number of Shares Offered(2)		Number of Shares Beneficially Owned(2)		Percentage of Shares Beneficially Owned
Federated Hermes Kaufmann Funds	13,031,263	(3)	15,625,076	(4)	6,819,690	(5)	9.99%
4000 Ericsson Drive Warrendale, PA 15086-7561
Deep Track Biotechnology Master Fund Ltd	6,906,741	(6)	9,375,066	(7)	—		—
200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830
Entities affiliated with Octagon Investments Master Fund LP	6,551,266	(8)	9,375,002	(9)	—		—
654 Madison Avenue, 21st Floor New York, NY 10065
RA Capital Management, L.P.	6,250,000	(10)	6,250,000	(10)	—		—
200 Berkeley Street, 18th Floor, Boston, MA 02116
Entities affiliated with New Enterprise Associates, Inc.	6,551,266	(11)	6,250,023	(12)	11,286,072	(13)	9.99%
1954 Greenspring Dr., Suite 600 Timonium, Maryland 21093
Vivo Opportunity Fund Holdings, L.P.	5,000,000	(14)	5,000,000	(14)	—		—
192 Lytton Avenue Palo Alto, CA 94301

					After Offering
Name and Address(1)	Number of Shares Beneficially Owned		Number of Shares Offered(2)		Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Entities affiliated with Adage Capital Advisors, L.L.C.	3,737,417	(15)	3,125,000	(16)	612,417	*	%
200 Clarendon Street, 52nd Floor Boston, MA 02116
Soleus Capital Master Fund L.P.	1,562,500	(17)	1,562,500	(17)	—	—
104 Field Point Road, 2nd Floor Greenwich, CT 06830
CVI Investments, Inc.	1,703,249	(18)	1,406,250	(19)	296,999	*	%
c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111
Alyeska Master Fund L.P.	937,500	(20)	937,500	(20)	—	—
77 W. Wacker, Suite 700 Chicago, IL 60601
Woodline Master Fund LP	937,500	(21)	937,500	(21)	—	—
4 Embarcadero Center, Suite 3450 San Francisco, CA 94111
Entities affiliated with DAFNA	1,736,049	(22)	625,000	(23)	1,111,049	1.70%
10990 Wilshire Blvd. Ste. 1400 Los Angeles, CA 90024
Entities affiliated with Monashee Investment Management, LLC	625,000	(24)	625,000	(24)	—	—
75 Park Plaza, 4th Floor Boston, MA 02116
Hudson Bay Master Fund Ltd.	625,000	(25)	625,000	(25)	—	—
c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830
AuGC Biofund LP	302,947	(26)	218,750	(27)	84,197	*	%
10875 Kemah Lane San Diego, CA 92131
Stelios Papadopoulos, Ph.D.	927,413	(28)	250,000	(29)	677,413	1.03%
Noam Rubinstein	212,520	(30)	156,250	(31)	56,270	*	%
c/o H.C. Wainwright & Co., LLC 430 Park Avenue New York, New York 10022
Srinivas Akkaraju	125,000	(32)	125,000	(32)	—	—
Richard E. Gormley	114,165	(33)	31,250	(34)	67,190	*	%
c/o H.C. Wainwright & Co., LLC 430 Park Avenue New York, New York 10022

*	Less than one percent.
(1)

If required, information about other selling stockholders, except for any future transferees, pledgees, donees or successors of the selling stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in this prospectus.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.

(3)

Consists of an aggregate of 13,027,584 shares of common stock and 3,679 shares of common stock issuable upon conversion of Series A-4 convertible preferred stock held collectively by (i) Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Small Cap Fund”), (ii) Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Fund”), and (iii) Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series (“Federated Hermes Kaufmann Fund II” and, collectively with the Federated Hermes Kaufmann Small Cap Fund and the Federated Hermes Kaufmann Fund, the “Federated Hermes Kaufmann Funds”). The number of shares beneficially owned by the Federated Hermes Kaufmann Funds in the aggregate is limited by a beneficial ownership limitation applicable to shares of nonvoting Class A-4 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the number of shares the Federated Hermes Kaufmann Funds can beneficially own upon conversion of the Class A-4 convertible preferred stock to a maximum of 19.90% of our outstanding common stock, a beneficial ownership limitation applicable to shares of nonvoting Class A-5 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the number of shares the Federated Hermes Kaufmann Funds can beneficially own upon conversion of the Class A-5 convertible preferred stock to a maximum of 9.99% of our outstanding common stock and a beneficial ownership limitation applicable to shares of our nonvoting Class A-6 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the shares that the Federated Hermes Kaufmann Funds can beneficially own upon conversion of the Class A-6 convertible preferred stock to a maximum of 14.99% of our outstanding stock. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Hermes, Inc. (the “Federated Hermes Parent”). All of the Federated Hermes Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”), for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue, who are collectively referred to as Trustees, act as trustees. The Federated Hermes Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the Federated Hermes Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the securities held by the Federated Hermes Kaufmann Funds, and the Federated Hermes Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities. The business address of each Trustee is 4000 Ericsson Drive, Warrendale, PA 15086-7561.

(4)

Consists of (i) 4,075,000 shares of common stock and 3,020,000 shares of common stock issuable upon conversion of Class A-6 convertible preferred stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (ii) 4,780,000 shares of common stock and 3,540,000 shares of common stock issuable upon the conversion of Class A-6 convertible preferred stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, and (iii) 122,076 shares of common stock and 88,000 shares of common stock issuable upon the conversion of Class A-6 convertible preferred stock held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series.

(5)

Consists of an aggregate of 4,050,508 shares of common stock, 2,650,729 shares of common stock issuable upon conversion of Series A-4 convertible preferred stock and 118,453 shares of common stock issuable upon conversion of Series A-5 convertible preferred stock held collectively by the Federated Hermes Kaufmann Funds. The number of shares beneficially owned by the Federated Hermes Kaufmann Funds in the aggregate is limited by a beneficial ownership limitation applicable to shares of nonvoting Class A-4 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the number of shares the Federated Hermes Kaufmann Funds can beneficially own upon conversion of the Class A-4 convertible preferred stock to a maximum of 19.90% of our outstanding common stock, and a beneficial ownership limitation applicable to shares of nonvoting Class A-5 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the number of shares the Federated Hermes Kaufmann Funds can beneficially own upon conversion of the Class A-5 convertible preferred stock to a maximum of 9.99%. See Footnote (3) for beneficial ownership information.

(6)

Consists of 3,266,566 shares of common stock and 3,640,175 shares of common stock issuable upon conversion of Class A-6 convertible preferred stock held by Deep Track Biotechnology Master Fund Ltd. (“Deep Track Master Fund”). The number of shares beneficially owned by Deep Track Master Fund in the aggregate is limited by beneficial ownership limitations applicable to shares of Class A-6 convertible preferred stock, which limit the number of shares Deep Track Master Fund can beneficially own to a maximum of 9.99% of our outstanding common stock. Deep Track Capital, LP (the “Investment Manager”) serves as the investment manager of Deep Track Master Fund and may be deemed to beneficially own the shares held by Deep Track Master Fund. Deep Track Capital GP, LLC (the “General Partner”) is the general partner of the Investment Manager. David Kroin is the Chief Investment Officer of the Investment Manager and managing member of the General Partner and may be deemed to beneficially own the shares held by Deep Track Master Fund. The business address of Deep Track Master Fund, the Investment Manager, the General Partner and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(7)	Consists of 3,266,566 shares of common stock and 6,108,500 shares of common stock issuable upon conversion of Class A-6 convertible preferred stock held by Deep Track Master Fund.
(8)

Consists of (i) 4,280,302 shares of common stock and 83,464 shares of common stock issuable upon conversion of Class A-6 convertible preferred stock held by Octagon Investments Master Fund LP and (ii) 2,187,500 shares of common stock held by Octagon Private Opportunities Fund II LP. The number of shares beneficially owned by Octagon Investments Master Fund LP in the aggregate is limited by beneficial ownership limitations applicable to shares of Class A-6 convertible preferred stock, which limit the number of shares Octagon Investments Master Fund LP can beneficially own to a maximum of 9.99% of our outstanding common stock. The entities affiliated with Octagon are managed by Octagon Capital Advisors LP. The business address of the entities affiliated with Octagon is 654 Madison Avenue, 21st Floor, New York, NY 10065.

(9)

Consists of (i) 4,280,302 shares of common stock and 2,907,200 shares of common stock issuable upon conversion of Class A-6 convertible preferred stock held by Octagon Investments Master Fund LP, and (ii) 2,187,500 shares of common stock held by Octagon Private Opportunities Fund.

(10)

Consists of 6,250,000 shares of common stock held by RA Capital Healthcare Fund, L.P. (the “Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of the shares of common stock held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of common stock reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds except for purposes of determining its obligations under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the shares of common stock reported herein except for purposes of determining his obligations under Section 13(d) of the Exchange Act.

(11)

Consists of 6,467,802 shares of common stock and 83,464 shares of common stock issuable upon exercise of warrants (collectively, the “GEO Shares”) held by Growth Equity Opportunities Fund V, LLC (“GEO V”). New Enterprise Associates 16, L.P. (“NEA 16”), is the sole member of GEO V, NEA Partners 16, L.P. (“NEA Partners 16”), is the sole general partner of NEA 16 and NEA 16 GP, LLC (“NEA 16 LLC”), is the sole general partner of NEA Partners 16. Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Scott D. Sandell and Paul Walker (collectively, the “Managers”), are the managers of NEA 16 LLC. The persons named herein are referred to individually herein as a NEA Reporting Person and collectively as the NEA Reporting Persons. GEO V is the record owner of the GEO V Shares. As the sole member of GEO V, NEA 16 may be deemed to own beneficially the GEO V Shares. As the general partner of NEA 16, NEA Partners 16 may be deemed to own beneficially the GEO V Shares. As the sole general partner of NEA Partners 16, NEA 16 LLC may be deemed to own beneficially the GEO V Shares. Each of the Managers of NEA 16 LLC may be deemed to own beneficially the GEO V Shares. The number of shares beneficially owned by the NEA Reporting Persons in the aggregate is limited by beneficial ownership limitations applicable to shares issuable upon exercise of warrants to purchase common stock and shares issuable upon conversion of shares of Class A-1 convertible preferred stock, Class A-2 convertible preferred stock, Class A-3 convertible preferred stock, Class A-4 convertible preferred stock, Class A-5 convertible preferred stock, and Class A-6 convertible preferred stock held by GEO V, which limit the number of shares the NEA Reporting Persons can beneficially own to a maximum of 9.99% of our outstanding common stock. The business address of GEO V is 1954 Greenspring Dr., Suite 600, Timonium, Maryland 21093.
(12)	Consists of (i) 4,522,223 shares of common stock and (ii) 1,727,800 shares of common stock issuable upon the conversion of shares of Class A-6 convertible preferred stock held by GEO V.
(13)

Consists of 1,945,579 shares of common stock, 1,795,195 shares of common stock issuable upon exercise of warrants, 256,700 shares of common stock issuable upon conversion of Class A-1 convertible preferred stock, 900,900 shares of common stock issuable upon conversion of Class A-2 convertible preferred stock, 258,707 shares of common stock issuable upon conversion of Class A-3 convertible preferred stock, 1,074,991 shares of common stock issuable upon conversion of Class A-4 convertible preferred stock and 821,356 shares of common stock issuable upon conversion of Class A-5 convertible preferred stock held by GEO V. See Footnote (11) above for the beneficial ownership of the shares held by GEO V. The number of shares beneficially owned by GEO V in the aggregate is limited by a beneficial ownership limitation applicable to shares issuable upon conversion of Class A-5 convertible preferred stock to a maximum of 9.99% of our outstanding common stock.

(14)	Consists of 5,000,000 shares of common stock held by Vivo Opportunity Fund Holdings, L.P.
(15)

Consists of 3,737,417 shares of common stock held by Adage Capital Partners, LP (“Adage”). Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(16)	Consists of 3,125,000 shares of common stock held by Adage.
(17)

Consists of 1,562,500 shares of common stock. The shares of common stock reflected in this table are held directly by Soleus Capital Master Fund, L.P. (“Master Fund”). Soleus Capital, LLC (“Soleus Capital”) is the sole general partner of Master Fund and thus holds voting and dispositive power over the shares held by Master Fund. Soleus Capital Group, LLC (“SCG”) is the sole managing member of Soleus Capital. Mr. Guy Levy is the sole managing member of SCG. Each of SCG, Soleus Capital and Mr. Guy Levy disclaims beneficial ownership of these securities held by Master Fund, except to the extent of his or her respective pecuniary interests therein.

(18)

Consists of 1,406,250 shares of common stock and 296,999 shares of common stock issuable upon exercise of warrants held by the entities affiliated with Heights Capital Management, Inc. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

(19)	Consists of 1,406,250 shares of common stock held by CVI.
(20)

Consists of 937,500 shares of common stock held by Alyeska Master Fund L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(21)

Consists of 937,500 shares of common stock held by Woodline Master Fund LP. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the Fund is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(22)

Consists of an aggregate of 1,736,049 shares of common stock held collectively by DAFNA Lifescience L.P. and DAFNA Lifescience Select L.P. DAFNA Capital Management LLC is the sole general partner of DAFNA LifeScience, L.P. and DAFNA LifeScience Select, L.P. The Chief Executive Officer and Chief Investment Officer of DAFNA Capital Management LLC are Dr. Nathan Fischel and Dr. Fariba Ghodsian, respectively. These individuals may be deemed to have shared voting and investment power of the shares held by DAFNA LifeScience, L.P. and DAFNA LifeScience Select, L.P. Each of Dr. Fischel and Dr. Ghodsian disclaim beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The business address of the foregoing persons and entities is 10990 Wilshire Blvd. Ste. 1400, Los Angeles, CA 90024.

(23)	Consists of (i) 450,000 shares of common stock held by DAFNA Lifescience L.P. and (ii) 175,000 shares of common stock held by DAFNA Lifescience Select L.P.
(24)

Consists of an aggregate of 625,000 shares of common stock held collectively by (i) BEMAP Master Fund LTD (“BEMAP”), (ii) Mission Pure Alpha LP (“Mission”), (iii) Monashee Pure Alpha SPV I LP (“Pure Alpha”) and (iv) Blackstone CSP-MST FMAP Fund (“FMAP”), which are managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of the shares held by BEMAP, Pure Alpha, Mission, and FMAP. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of, BEMAP, Pure Alpha, Mission, FMAP and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(25)

Consists of 625,000 shares of common stock held by Hudson Bay Master Fund Ltd. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(26)	Consists of 302,947 shares of common stock held by AuGC Biofund LP.
(27)	Consists of 218,750 shares of common stock held by AuGC Biofund LP.
(28)

Consists of 726,254 shares of common stock, 181,184 shares of common stock issuable upon the exercise of warrants to purchase common stock and 19,975 shares of common stock that Dr. Papadopoulos has the right to acquire from us within 60 days of March 31, 2024 pursuant to the exercise of stock options.

(29)	Consists of 250,000 shares of common stock held by Dr. Papadopoulos.
(30)	Consists of 212,520 shares of common stock held by Mr. Rubinstein.
(31)	Consists of 156,250 shares of common stock held by Mr. Rubinstein.
(32)	Consists of 125,000 shares of common stock held by Dr. Akkaraju.
(33)	Consists of 98,440 shares of common stock and 15,725 shares of common stock issuable upon exercise of warrants held by Mr. Gormley.
(34)	Consists of 31,250 shares of common stock held by Mr. Gormley.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on March 11, 2024, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold shares of common stock and shares of Class A-6 convertible preferred stock to the selling stockholders and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Other than Dr. Papadopoulos, who is a member of our Board of Directors, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders in the Private Placement and the shares of common stock issuable to the selling stockholders upon the conversion of the selling stockholders’ Class A-6 convertible preferred stock purchased in the Private Placement to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their employees, partners, members or stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (1) March 14, 2027, (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act without being subject to any volume, manner of sale or publicly available information requirements or (3) the date on which none of the shares are outstanding.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, San Diego, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.regulusrx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2023;

•	our Current Report on Form 8-K filed on March 14, 2024; and

•

the description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 4224 Campus Point Court, Suite 210, San Diego, CA 92121, Attn: Secretary or may be made telephonically at (858) 202-6300.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$23,603.61
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$25,000.00
Miscellaneous	$1,396.39
Total	$75,000.00

Item 15. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”), the registrant has been informed that in the opinion of the Securities Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s certificate of incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the registrant has entered into indemnification agreements with each of its directors and executive officers that require the registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•

except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law;

•

except as provided in the indemnification agreements, any reimbursement of the registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the registrant, as required in each case under the Exchange Act; or

•

except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the registrant’s board of directors authorized the proceeding prior to its initiation or (ii) the registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibit Index.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 3, 2016).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on October 2, 2018).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 16, 2021).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 27, 2022).

4.5	Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on May 9, 2019).

4.6	Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on December 26, 2019).

4.7	Certificate of Designation of Preferences, Rights and Limitations of Class A-3 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrants’ Current Report on Form 8-K (File No. 001-35670) filed with the SEC on December 4, 2020).

4.8	Certificate of Designation of Preferences, Rights and Limitations of Class A-4 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on November 30, 2021).

4.9	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on December 4, 2020).

4.10	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on December 4, 2020).

4.11	Certificate of Designation of Preferences, Rights and Limitations of Class A-5 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on April 13, 2023).

4.12	Certificate of Decrease of Class A-1 Convertible Preferred Stock, Class A-2 Convertible Preferred Stock and Class A-3 Convertible Preferred Stock (incorporated by referenced to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 21, 2024).

4.13	Certificate of Designation of Preferences, Rights and Limitations of Class A-6 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 14, 2024).

4.14	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 8, 2016).

4.15	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on December 4, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on April 9, 2024.

Regulus Therapeutics Inc.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph P. Hagan and Cris Calsada, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph P. Hagan Joseph P. Hagan	Chief Executive Officer and Director	April 9, 2024

/s/ Cris Calsada Cris Calsada	Chief Financial Officer (Principal Financial Officer)	April 9, 2024

/s/ Daniel Penksa Daniel Penksa	Vice President, Finance & Controller (Principal Accounting Officer)	April 9, 2024

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	April 9, 2024

/s/ David Baltimore David Baltimore, Ph.D.	Director	April 9, 2024

/s/ Kathryn J. Collier Kathryn J. Collier	Director	April 9, 2024

/s/ Alice Huang Alice Huang, Ph.D.	Director	April 9, 2024

/s/ Preston S. Klassen Preston S. Klassen	President & Head of R&D and Director	April 9, 2024

/s/ Jake R. Nunn Jake R. Nunn	Director	April 9, 2024

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Director	April 9, 2024

/s/ Hugh Rosen Hugh Rosen, M.D., Ph.D.	Director	April 9, 2024

/s/ Pascale Witz Pascale Witz	Director	April 9, 2024